FEDERAL HOME LOAN BANK UPDATE WBA Bank Executives Conference February 10, 2009 Exhibit 99.1

Re: Forward-Looking Statements
This presentation contains forward-looking statements based on our current expectations as of today.
These statements may use forward-looking terms such as
“anticipates,” “believes,” “expects,” “could,” “plans,”
“estimates,” “may,” “should,” “will,” or their negatives or other variations of these terms.
The Bank cautions that, by their nature, forward-looking
statements involve risk and uncertainty, that actual results could differ materially from those expressed in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions, (including effects on, among other things, mortgage-backed securities), changes in
mortgage interest rates and prepayment spreads on mortgage
assets, and the risk factors set forth in the Bank’s periodic filings with the Securities and Exchange Commission available on the
Bank’s website, www.fhlbc.com.
The Bank assumes no obligation to update any forward-looking statement made in this presentation.

Overview Providing access to liquidity Supporting Wisconsin community financial institutions (CFIs) Improving communication Addressing FHLBC issues FHLBanks supporting community financial institutions

Providing Access to Liquidity FHLBC provides liquidity in two ways: Advances (secured loans) Mortgage Partnership Finance® Program

$ in billions Advance Balances, at par $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 IL WI

Providing Access to Liquidity
Need for liquidity brought advances portfolio to record
level by year-end 2008.
FHLBC was there and funding when options were
limited.
Merged Advance Products and Banking:
Support growing advances
Provide enhanced Asset/Liability Management
support to members: weekly market update
Increased product offerings

Providing Access to Liquidity
Installing new collateral reporting/monitoring
system that will incorporate mark-to-market values
Changes in reporting
Changes in “haircuts”
System will also accommodate expanded collateral
authority, including commercial real estate
(approval pending)

Providing Access to Liquidity
Substantial changes in MPF® Program resulted
in increased capacity to provide liquidity:
Decision announced to end purchases of MPF
conventional assets for balance sheet effective
7/31/08
Des Moines, Pittsburgh and Topeka Home
Loan Banks provided bridge for our members
until permanent solution was in place
MPF Xtra™ product rolled out 10/1/08

Providing Access to Liquidity
MPF Xtra product volumes to date have been
significant as reduced mortgage rates have
caused wave of refinancings
Staffing has been increased to support the help
desk to handle volumes
Automating process under discussion
Several other Home Loan Banks have made
application to Finance Agency to offer MPF
Xtra product

Other Ways to Support Wisconsin Members Affordable Housing Program Community Investment Cash Advances (CICA) Letters of Credit HUD 184 Native American Mortgage Purchase Program

Affordable Housing Program
Competitive grant program
Applications for 2009 awards available later
this month
Applications due May 1, 2009
$7.5 million available
WI members received 22 of 46 awards in
2008

Affordable Housing Program Downpayment Plus Program® Opening Date: March 1, 2009 Total available $4.5 million ($1.8 million WI)

Community Investment Cash Advances Housing Finance Economic Development Agricultural Lending Small Business Disaster Assistance Financing

Letters of Credit Public Unit Deposits Housing Economic development Tax-exempt bonds AND taxable bonds Taxable provision sunsets December 31, 2010

Letters of Credit Wide range of qualifying projects Manufacturing and other commercial construction Hospitals Schools Infrastructure

HUD 184 Program Native American Mortgage Program Currently, three active FHLBC members 110 loans in 2008

Improved Communication SEC registration was mixed blessing: Provided substantial information in required financial reports, but Constrained the Bank’s communications with our members

Improved Communication Decision was made to use SEC reporting to facilitate rather than restrict dialogue with members “Tell the world” in order to talk with our members

Improved Communication Not just with members: Our regulator Your regulators Your accountants Other Home Loan Banks Acknowledge and accept our role and our importance in supporting our District

Improved Communication Increased member communication means: Increased information about FHLBC credit scoring and dialogue Issues identified by Bank or member are open to discussion

Improved Communication
Increased member communications means:
White paper and calling program to address
questions of potential impairment of FHLBC
stock
Providing support to each member while
limiting risk to member capital

Addressing FHLBC Issues: Q2 2008 Discontinued merger talks with Dallas Home Loan Bank Change in Leadership Not just President, but Executive Team

Addressing FHLBC Issues: Q2 and Q3 2008
New approach to balance sheet management
Net interest margin
Risk management
MPF continues as off-balance sheet program
Important partnership with Fannie Mae
MPF Xtra is first off-balance sheet product
Focus on reducing non-interest expense and
improving operational excellence

Addressing FHLBC Issues:  MBS
Private-label mortgage backed portfolio
All securities were “triple A” at the time of purchase
Default rates have risen dramatically as conditions
have deteriorated
Other-than-temporary impairment accounting requires
securities that “break” to be written down to fair value,
even if economic losses are substantially lower
Impacts current income and can impact retained
earnings

Ratings Migration
Privately Issued MBS Securities
As % of Total Par Amount
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
12/31/2007 3/31/2008 6/30/2008 9/30/2008
AAA
AAA (-W)
AA
AA (-W)
A
A (-W)
BBB
BBB (-W)
BB
BB (-W)
B
CCC

$ in millions
Other-than-Temporarily Impaired Securities
As of September 30, 2008
Total Impairment
Charge to Date
Accretion
Recognized in
Net Interest
Income to Date
Expected
Economic
Loss to Date
1Q ($33) ($1)
2Q ($63) $1 ($5)
3Q ($72) $3 ($16)
Net Impairment
Effect for 3Q 2008 ($69)

Addressing FHLBC Issues: Economy Volatile markets, lower rates MPF assets are high-quality, high-yield Issue: replacing MPF assets with lower- yielding assets may impact net interest margin

Addressing FHLBC Issues: Capital Plan
Amendment to Cease & Desist order permitting
liquidity for incremental investments in capital stock
Since July 2008, redemptions of $50,000-$5,000,000+
(excess capital stock)
Must satisfy regulatory requirements for approval
of capital plan

Addressing FHLBC Issues: Capital Plan Goals
Implement capital conversion plan as soon as
possible following approval
Obtain approval for revised retained earnings and
dividend policy that permits restoration of a
dividend while building/maintaining an appropriate
level of retained earnings

FHLBanks and Community Financial Institutions
FHLBanks have been a primary source of liquidity
and term financing during the credit crisis
The cooperative structure of FHLBanks provides
an industry-financed solution rather than a
taxpayer-financed solution
Community financial institutions did not cause the
current crisis and are an essential part of the
solution
Challenging times should keep us focused on
working together

FEDERAL HOME LOAN BANK UPDATE WBA Bank Executives Conference February 10, 2008